UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

Commission File Number 0-50626

XCYTE THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1707622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1124 Columbia Street, Suite 130

Seattle, Washington 98104

(Address of principal executive offices and zip code)

(206) 262-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2005, Xcyte Therapies, Inc. (the “Company”) entered into a Supply Agreement (the “Agreement”) with Cambrex Bio Science Walkersville, Inc. (“Cambrex”). Under the terms of the Agreement, Cambrex will supply the tissue culture media used in the Company’s manufacturing process. The initial term of this Agreement is for a period of ten years. Thereafter, it will continue for renewal terms of one year each under the same terms and conditions, unless terminated in writing by giving at least twelve months prior written notice if Cambrex is the terminating party and at least six months prior written notice if the Company is the terminating party. Cambrex is currently the sole provider of the tissue culture media used in the Company’s manufacturing process. If Cambrex is unwilling or unable to supply the Company with this media, the Company would need to use an alternative tissue culture media, which may delay the Company’s clinical trials and harm the Company’s business. The Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2005, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Neither the Company nor its affiliates have any material relationship with Cambrex or its affiliates other than the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCYTE THERAPIES, INC.

By:	/s/ Joanna S. Black
Joanna S. Black Duly Authorized Officer of Registrant General Counsel, Vice President and Secretary

Date: March 10, 2005

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